                     SECURITY AGREEMENT IN COPYRIGHTED WORKS

     This Security Agreement In Copyrighted Works (this "Agreement") is made at Los Angeles, California as of December 3, 1999, is entered into between GREENFIELD ONLINE, INC., a Connecticut corporation ("Grantor"), which has a mailing address at 15 River Road, Suite 310, Wilton, Connecticut 06897, and GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("Greyrock"), which has a mailing address at 10880 Wilshire Blvd., Suite 1850, Los Angeles, CA 90024.

                                    RECITALS

     A. Greyrock is providing financing to Grantor pursuant to the Loan and Security Agreement of even date herewith between Greyrock and Grantor (as amended from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Grantor has granted to Greyrock a security interest in all of Grantor's present and future assets, including without limitation all of Grantor's present and future general intangibles, and including without limitation the "Copyrights" (as defined below), to secure all of its present and future indebtedness, liabilities, guaranties and other obligations to Greyrock.

     B. To supplement Greyrock's rights in the Copyrights, Grantor is executing and delivering this Agreement.

     NOW, THEREFORE, for valuable consideration, Grantor agrees as follows:

     1. Assignment. To secure the complete and timely payment and performance of all "Obligations" (as defined in the Loan Agreement), and without limiting any other security interest Grantor has granted to Greyrock, Grantor hereby hypothecates to Greyrock and grants, assigns, and conveys to Greyrock a security interest in Grantor's entire right, title, and interest in and to all of the following, now owned and hereafter acquired (collectively, the "Collateral"):

        (a) Registered Copyrights and Applications for Copyright Registrations. All of Grantor's present and future United States and foreign registered copyrights and copyright registrations, including, without limitation, the registered copyrights listed in Schedule A to this Agreement (and including all of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. ss.106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all of Grantor's present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the "Registered Copyrights"), and any and all royalties, payments, and other amounts payable to Grantor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

        (b) Unregistered Copyrights. All of Grantor's present and future copyrights which are not registered in the United States Copyright Office (the "Unregistered Copyrights"), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in Schedule B to this Agreement, and any and all royalties, payments, and other amounts payable to Grantor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the "Copyrights."

        (c) Licenses. All of Grantor's right, title and interest in and to any and all present and future license agreements with respect to the Copyrights, including without limitation the license agreements listed in Schedule C to this Agreement (the "Licenses").

        (d) Accounts Receivable. All present and future accounts, accounts receivable and other rights to payment arising from, in connection with or relating to the Copyrights.

        (e) Proceeds. All cash and non-cash proceeds of any and all of the foregoing.

     2. Representations. Grantor represents and warrants that:

        (a) Each of the Copyrights is valid and enforceable (except to the extent that the Unregistered Copyrights must be registered to be enforced);

        (b) Except for the security interest granted hereby and the non-exclusive licenses granted to Grantor's licensees with respect to the Copyrights in the ordinary course of business of Grantor, Grantor is (and upon creation of all future Copyrights, will be) the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the Copyrights and other Collateral, free and clear of any liens, charges, or encumbrances;

        (c) There is no pending claim that the use of any of the Copyrights does or may infringe upon or violate the rights of any third person nor does Grantor have knowledge of any pending or threatened infringement of any of the Copyrights by any third person.

        (d) Listed on Schedules A and B are all copyrights owned by Grantor, in which Grantor has an interest, or which are used in Grantor's business.

        (e) Listed on Schedule C are all Licenses to which Grantor is a party.

        (f) Each employee, agent and/or independent contractor who has participated in the creation of the property constituting the Collateral has either executed an assignment of his or her rights of authorship to Grantor or is an employee of Grantor acting within the scope of his or her employment and was such an employee at the time of said creation.

        (g) All of Grantor's present and future software, computer programs and other material and substantial works of authorship subject to United States copyright protection, the sale, licensing or other disposition of which results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Grantor (collectively, "Receivables"), have been, or shall be within 90 days after the first funding of a Loan under the Loan Agreement, registered with the United States Copyright Office, and Grantor shall provide to Greyrock copies of all such registrations promptly upon the receipt of the same.

     3. Covenants. Until all of the Obligations have been satisfied in full and the Loan Agreement has terminated:

        (a) Grantor shall not grant a security interest in any of the Copyrights or other Collateral to any other person and shall not enter into any agreement or take any action that is inconsistent with Grantor's obligations hereunder or Grantor's other Obligations or would impair Greyrock's rights, under this Agreement or otherwise, without Greyrock's prior written consent.

        (b) Grantor shall ensure that each use of the Copyrights described in
Section 1 of this Agreement carries a complete and accurate copyright notice.

        (c) Grantor shall use its best efforts to preserve and defend Grantor's rights in the Copyrights unless Grantor, with the concurrence of Greyrock, reasonably determines that a Copyright is not worth preserving or defending.

        (d) Grantor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Grantor all rights of authorship to any copyrighted material in which Grantor has or may subsequently acquire any right or interest.

     4. License Rights. Grantor may license or sublicense the Copyrights only in the ordinary course of business and only on a non-exclusive basis, and only to the extent of Grantor's rights and subject to Greyrock's security interest and Grantor's obligations under this Agreement.

     5. Greyrock May Supplement. Grantor authorizes Greyrock to modify this Agreement by amending Schedule A or B to include any future copyrights to be included in the Copyrights. Grantor shall from time to time update the lists of Registered Copyrights and Unregistered Copyrights on Schedules A and B and lists of License Agreements on Schedule C as Grantor obtains or acquires copyrights or grants or obtains licenses in the future. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules A or B or C shall in any way affect, invalidate or detract from Greyrock's continuing security interest in all Copyrights, whether or not listed on Schedule A or B and all license agreements whether or not listed on Schedule C.

     6. Default. Upon an Event of Default (as defined in the Loan Agreement) Greyrock shall have, in addition to all of its other rights and remedies under the Loan Agreement, all rights and remedies of a secured party under the Uniform Commercial Code (as enacted in any jurisdiction in which the Copyrights or other Collateral are located or deemed to be located) or other applicable law. Upon occurrence of an Event of Default, Grantor shall, upon request of Greyrock, give written notice to all parties to the Licenses that all payments thereunder shall be made to Greyrock, and Greyrock may itself give such notice.

     7. Fees and Expenses. On demand by Greyrock, without limiting any of the terms of the Loan Agreement, Grantor shall pay all reasonable fees, costs, and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred by Greyrock in connection with (a) preparing this Agreement and all other documents relating to this Agreement, (b) consummating this transaction, (c) filing or recording any documents (including all taxes in connection therewith) in public offices; and (d) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Copyrights or defending or prosecuting any actions or proceedings arising out of or related to the Copyrights.

     8. Greyrock's Rights. In the event that Grantor fails to use its best efforts to preserve and defend Grantor's rights in the Copyrights (except as permitted by paragraph 3(c) hereof) within a reasonable period of time after learning of the existence of any actual or threatened infringement thereof, upon twenty (20) days prior written notice to Grantor, Greyrock shall have the right, but shall in no way be obligated to, bring suit or take any other action, in its own name or in Grantor's name, to enforce or preserve Greyrock's or Grantor's rights in the Copyrights. Grantor shall at the request of Greyrock and at Grantor's expense do any lawful acts and execute any documents requested by Greyrock to assist with such enforcement. In the event Grantor has not taken action to enforce or preserve Greyrock's and Grantor's rights in the Copyrights and Greyrock thereupon takes such action, Grantor, upon demand, shall promptly reimburse and indemnify Greyrock for all costs and expenses incurred in the exercise of Greyrock's or Grantor's rights under this
Section 8.

     9. No Waiver. No course of dealing between Grantor and Greyrock, nor any failure to exercise nor any delay in exercising, on the part of Greyrock, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by Greyrock shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Greyrock.

     10. Rights Are Cumulative. All of Greyrock's rights and remedies with respect to the Copyrights and other Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

     11. Copyright Office. At the request of Greyrock, Grantor shall execute any further documents necessary or appropriate to create and perfect Greyrock's security interest in the Copyrights, including without limitation any documents for filing with the United States Copyright Office and/or any applicable state office. Greyrock may record this Agreement, an abstract thereof, or any other document describing Greyrock's interest in the Copyrights with the United States Copyright Office, at the expense of Grantor.

     12. Indemnity. Grantor shall protect, defend, indemnify, and hold harmless Greyrock and Greyrock's assigns from all liabilities, losses, and costs (including without limitation reasonable attorneys' fees) incurred or imposed on Greyrock relating to the matters in this Agreement, including, without limitation, in connection with Greyrock's defense of any infringement action brought by a third party against Greyrock.

     13. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

     14. Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties, except as provided in Section 5 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Greyrock greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Greyrock under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

     15. Further Assurances. At Greyrock's request, Grantor shall execute and deliver to Greyrock any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement this Agreement, the Loan Agreement or any other agreement, and the documents relating thereto, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate Greyrock's security interests in the Copyrights or other Collateral.

     16. Release. At such time as Grantor shall completely satisfy all of the Obligations and the Loan Agreement shall be terminated, Greyrock shall execute and deliver to Grantor all assignments and other instruments as may be reasonably necessary or proper to terminate Greyrock's security interest in the Copyrights, subject to any disposition of the Copyrights which may have been made by Greyrock pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if Grantor enters into any bankruptcy or similar proceeding at a time when any amount paid to Greyrock could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

     17. True and Lawful Attorney. Grantor hereby appoints Greyrock as Grantor's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place and stead of Grantor: (a) execute an abstract of this Agreement or any other document describing Greyrock's interest in the Copyrights, for filing with the United States Copyright Office; (b) execute any modification of this Agreement pursuant to Section 5 of this Agreement; and (c) following an Event of Default (as defined in the Loan Agreement) execute any assignments, notices or transfer documents for purposes of transferring title or right to receive any of the Copyrights or other Collateral to any person, including without limitation Greyrock.

     18. Successors. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of Greyrock, except as specifically permitted hereby.

     19. Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of California, excluding its conflict of law rules to the extent such rules would apply the law of another jurisdiction, and the United States.

     20. Waiver of Right to Jury Trial. Greyrock and Grantor each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to: (i) this Agreement; or (ii) any other present or future instrument or agreement between Greyrock and Grantor; or (iii) any conduct, acts or omissions of Greyrock or Grantor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Greyrock or Grantor; in each of the foregoing cases, whether sounding in contract or tort or otherwise.

     WITNESS the execution hereof as of the date first written above.


                                    Grantor:

                                    GREENFIELD ONLINE, INC.


                                    By: /s/
                                        ---------------------------------------
                                        Name (please print):
                                        Rudy Nadilo
                                        Title:
                                        Chairman of the Board, President, & CEO

Accepted.

Greyrock:

GREYROCK CAPITAL,
a Division of Banc of America Commercial Finance Corporation


By: /s/
    -------------------------
Name (please print):
Stephanie Weil
-----------------------------
Title: Vice President

STATE OF Connecticut   )
                       ) ss. Wilton
COUNTY OF Fairfield    )


On December 3, 1999, before me, Suzanne Lee, Notary Public, personally appeared Rudy Nadilo, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal.



Signature Suzanne Lee   [SEAL]
SUZANNE LEE
NOTARY PUBLIC
My commission expires Mar. 31, 2000

                                   Schedule A
                                       to
                     Security Agreement in Copyrighted Works


                             GREENFIELD ONLINE, INC.

                              Registered Copyrights

                                     [NONE]

                                   Schedule B
                                       to
                     Security Agreement in Copyrighted Works


                             GREENFIELD ONLINE, INC.

                             Unregistered Copyrights
                   (Where No Copyright Application Is Pending)

Copyright Description

SURVEY WIZARD - Online survey creation tool.

NETTAP - Greenfield Online panel database.

FOCUSCHAT - Patent pending online focus group tool.

MINDSTORM - Patent pending online qualitative research tool

EXPORT 99 - Data export tool.

QUICKTAKE - Automated self-serve survey tool.

IQUESTION - single question site content tool.

GREENFIELDONLINE.COM - website designed and customized to conduct online market research.

MAIL99 - Mass mail merging program.

MailTracker - Email tracking program.

OLAP REPORTING TOOL - Online data reporting tool.

                                   Schedule C
                                       to
                     Security Agreement in Copyrighted Works


                             GREENFIELD ONLINE, INC.

                               License Agreements

                                     [NONE]